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                                  EXHIBIT 10.2
                                                      Translated from the French

                            CURRENT ACCOUNT AGREEMENT

BETWEEN THE UNDERSIGNED:

1. The company ESCAPADE SA, a French societe anonyme (corporation) with share capital of FF 250,000, whose registered office is located at Le Petit Gue, 24800 Nantheuil de Thiviers, registered with the Commercial and Companies Registry of Perigueux under the number 384 486 601,

Hereinafter referred to as "the Company",

represented by Mr. Yves Gaget, duly authorized for purposes hereof by decision of the Board of Directors dated July 20, 1999;

AND

2. Mr. Thierry Civetta, a French national, born in Paris, France on December 12, 1956 and residing in La Fouillarge, 24460 Chateau-l'Eveque.

WHEREAS:

On July 20, 1999, Escapade SA's Board of Directors authorized its Chairman to enter into a shareholder's current account agreement with Mr. Thierry Civetta in the amount of FF 3,234,000, and to take out a loan in the amount of FF 11,636,780 from RG Barry France Holding, Inc.

Mr. Thierry Civetta, in his capacity of legal representative of RG Barry France, agrees to grant Escapade SA a current account advance under the terms and conditions set out hereafter.

NOW, THEREFORE, IT IS HEREBY STATED AND AGREED AS FOLLOWS:

Article 1 - Advance on shareholder's current account

Mr. Thierry Civetta now remits to the Company, on account number 20112500001 opened in the books of the Credit Suisse Hottinguer, 38 rue de Provence 75009 Paris, a sum of FF 3,234,000 as a shareholder's current account advance.

Article 2 - Term

This current account advance is granted for a term of one month, which is automatically renewable for a period of one month within the limit of two months.

Nonetheless, the Company may make advance repayment of the entirety of said advance in the event that, prior to the term thus provided for, it takes out a bank loan that is first allocated to the repayment of said advance and of the loan granted by RG Barry France Holding, Inc.

Article 3 - Remuneration

The sums advanced to the Company shall bear interest at the rate set out in
Article 39-1 3(degree) of the French General Tax Code, which is currently 4.38%.


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Interest shall be paid monthly on the 20th of each month.

Article 4 - Repayment

The Company shall be required to repay the sums advanced to it by Mr. Thierry Civetta in accordance with the conditions provided for by Article 2 above.

Article 6 - Applicable law - Competent jurisdiction

This agreement is subject to French law and to the jurisdiction of the Commercial Court of Paris.

Executed in Paris
On July 22, 1999
In two counterparts


/s/ Yves Gaget                              /s/ Thierry Civetta
Escapade SA, represented by                 Mr. Thierry Civetta
Mr. Yves Gaget